                                                                    EXHIBIT 12.1
                               MMI PRODUCTS, INC.
                    STATEMENT REGARDING COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)



                                                                FISCAL YEAR                        THREE MONTHS ENDED
                                      ---------------------------------------------------------   -------------------
                                                                                                  MARCH 30, MARCH 29,
                                         1992        1993        1994        1995        1996       1996       1997
                                      ---------   ---------   ---------   ---------   ---------   --------   -------
                                                                                                      (UNAUDITED)
 Income (loss) before income taxes .   $  (436)   $   1,315   $  10,390   $  10,404   $  10,564   $    487   $  1,386
 Fixed charges . . . . . . . . . . .      7,467       6,754       6,773       8,032       8,179      1,920      1,725
                                       --------   ---------   ---------   ---------   ---------   --------   --------

 Earnings  . . . . . . . . . . . . .   $  7,031   $   8,069   $  17,163   $  18,436   $  18,743   $  2,407   $  3,111
                                       ========   =========   =========   =========   =========   ========   ========
 Fixed charges:
          Rent expense . . . . . . .   $  2,589   $   2,907   $   2,551   $   3,035   $   3,572   $    697   $  1,061

          Portion of rent expense,
          representative of the
          interest factor  . . . . .        544         610         536         637         750        146        223

          Interest expense
          (including amortization
          of debt issue costs) . . .      6,923       6,144       6,237       7,395       7,429      1,774      1,502
                                       --------   ---------   ---------   ---------   ---------   --------   --------

 Fixed charges . . . . . . . . . . .   $  7,467   $   6,754   $   6,773   $   8,032   $   8,179   $  1,920   $  1,725
                                       ========   =========   =========   =========   =========   ========   ========
 Ratio of earnings to fixed
 charges(1)  . . . . . . . . . . . .         --       1.2 x       2.5 x       2.3 x       2.3 x      1.3 x      1.8 x

(1) Earnings were insufficient to cover fixed charges by approximately $436,000 for the year ended December 31, 1992.

                               MMI PRODUCTS, INC.
                    STATEMENT REGARDING COMPUTATION OF RATIO
                OF PRO FORMA EARNINGS TO PRO FORMA FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                                                       THREE
                                                                                       MONTHS
                                                                        FISCAL          ENDED
                                                                         YEAR          MARCH 29,
                                                                         1996            1997
                                                                    --------------   ------------
 Pro forma income (loss) before income taxes . . . . . . . . . .   $         1,944   $       (873)

 Pro forma fixed charges . . . . . . . . . . . . . . . . . . . .            16,799           3,984
                                                                   ---------------   -------------
 Pro forma earnings  . . . . . . . . . . . . . . . . . . . . . .   $        18,743   $       3,111
                                                                   ===============   =============

 Pro forma fixed charges:
          Rent expense . . . . . . . . . . . . . . . . . . . . .   $         3,572   $       1,061

          Portion of rent expense, representative
          of the interest factor . . . . . . . . . . . . . . . .               750             223

          Pro forma interest expense (including amortization of
          debt issue costs)  . . . . . . . . . . . . . . . . . .            16,049           3,761
                                                                   ---------------   -------------

 Pro forma fixed charges . . . . . . . . . . . . . . . . . . . .   $        16,799   $       3,984
                                                                    ==============   =============

 Ratio of pro forma earnings to pro forma
          fixed charges(1) . . . . . . . . . . . . . . . . . . .             1.1 x              --

         (1) Earnings were insufficient to cover fixed charges by $873,000 for the three months ended March 29, 1997.